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DIEU ET MON DROIT

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5587424

The Registrar of Companies for England and Wales hereby certifies that

BROOMCO (3923) LIMITED

having by special resolution changed its name, is now incorporated under the name of

CULLUM CAPITAL VENTURES LIMITED

Given at Companies House, London, the 9th November 2005

C055874248

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

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CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 5587424

The Registrar of Companies for England and Wales hereby certifies that BROOMCO (3923) LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 10th October 2005

N05587424M

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

HC007B